Exhibit 99.2

DOLPHIN ENTERTAINMENT, INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Dolphin Entertainment, Inc. and its wholly owned subsidiaries (hereinafter referred to as “Dolphin” or “the Company”) and Elle Communications, LLC (“Elle”) after giving effect to Dolphin’s acquisition of Elle that was completed on July 15, 2024 (the “Closing Date”). The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 is presented as if the acquisition of Elle had occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the six months ended June 30, 2024 are presented as if the acquisition had occurred on January 1, 2023. The unaudited condensed combined statement of operations for the year ended December 31, 2023 includes the information for Special Projects Media LLC (“Special Projects”) for the period between January 1, 2023 and October 1, 2023, the period prior its acquisition by Dolphin on October 2, 2023. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to reflect certain reclassifications to conform with current financial statement presentation.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Closing Date). Accordingly, the aggregate value of the consideration paid by Dolphin to complete the acquisition was allocated to the assets acquired and liabilities assumed from Elle based upon estimated fair values on the Closing Date. Dolphin has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from Elle and the related allocations of purchase price, nor has Dolphin identified all adjustments necessary to conform Elle’s accounting policies to Dolphin’s accounting policies. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. Dolphin estimated the fair value of Elle’s assets and liabilities based on discussion with Elle’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, adjustments to the fair value of relevant balance sheet amounts may result in material differences from the information presented herein.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of incremental costs incurred to integrate the two companies.

Dolphin will finalize the acquisition accounting as soon as practicable within the required measurement period prescribed by Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), but in no event later than one year following the Closing Date. The unaudited pro forma condensed combined financial information has been presented for informational purposes only and should not be relied upon. The unaudited pro forma condensed combined financial information should be read in conjunction with Dolphin’s historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2023 and quarterly financial statements on Form 10-Q for the six months ended June 30, 2024 and the historical audited financial statements of Elle for the year ended December 31, 2023 and the historical unaudited financial statements of Elle for the six months ended June 30, 2024 contained in this Form 8-K.

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Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2024

ASSETS	Dolphin Entertainment, Inc. (Historical)	Elle Communications, LLC (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
Current
Cash and cash equivalents	$8,718,975	$676,223	$(1,863,000)	(a)	$7,532,198
Restricted cash	1,127,960	—	—		1,127,960
Accounts receivable:
Trade, net	7,707,126	357,570	—		8,064,696
Other receivables	4,469,209	—	—		4,469,209
Notes receivable	1,135,000	—	—		1,135,000
Other current assets	606,964	—	—		606,964
Total current assets	23,765,234	1,033,793	(1,863,000)		22,936,027
Capitalized production costs, net	538,231	—	—		538,231
Employee receivable	908,085	—	—		908,085
Right-of-use asset	4,638,274	—	—		4,638,274
Goodwill	25,211,206	—	2,857,065	(b)	28,068,271
Intangible assets, net	10,147,970	—	1,280,000	(c)	11,427,970
Property, equipment and leasehold improvements, net	148,630	—	—		148,630
Other long-term assets	216,305	—	—		216,305
Total Assets	$65,573,935	$1,033,793	$2,274,065		$68,881,793
LIABILITIES
Current
Accounts payable	$3,196,441	$4,483	$—		$3,200,924
Term loan, current portion	1,023,468	—	—		1,023,468
Line of credit, current portion	400,000	—	—		400,000
Notes payable, current portion	3,900,000	—	—		3,900,000
Contingent consideration	—	—	401,000	(d)	401,000
Accrued interest - related party	1,763,779	—	—		1,763,779
Accrued compensation - related party	2,625,000	—	—		2,625,000
Lease liability, current portion	1,959,835	—	—		1,959,835
Deferred revenue	851,402	—	—		851,402
Other current liabilities	10,290,241	69,339	1,064,244	(e)	11,423,824
Total current liabilities	26,010,166	73,822	1,465,244		27,549,232
Term loan, noncurrent portion	3,979,052	—	—		3,979,052
Notes payable, noncurrent portion	2,980,000	—	—		2,980,000
Convertible notes payable	5,100,000	—	—		5,100,000
Convertible notes payable at fair value	290,000	—	—		290,000
Loan from related party	3,217,873	—	—		3,217,873
Lease liability	3,220,449	—	—		3,220,449
Deferred tax liability	329,510	—	—		329,510
Other noncurrent liabilities	18,915	—	—		18,915
Total Liabilities	45,145,965	73,822	1,465,244		46,685,031
STOCKHOLDERS' EQUITY
Total Stockholders' Equity	$20,427,970	$959,971	$808,821	(f)	$22,196,762
Total Liabilities and Stockholders' Equity	$65,573,935	$1,033,793	$2,274,065		$68,881,793

 See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

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Unaudited Pro Forma Condensed Combined Statements of Operations
For the six months ended June 30, 2024

	Dolphin Entertainment, Inc. (Historical)	Elle Communications, LLC (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$26,684,981	$1,716,170	$—		$28,401,151
Cost of services and operating expenses	27,639,907	1,473,309	137,488	(c)	29,250,704
Loss (income) from operations	(954,926)	242,861	(137,488)		(849,553)

Change in fair value of convertible note	65,000	—	—		65,000
Change in fair value of warrants	5,000	—	—		5,000
Interest income	6,600	4,850	—		11,450
Interest expense	(1,025,821)	—	—		(1,025,821)
(Loss) income before income taxes	(1,904,147)	247,711	(137,488)		(1,793,924)
Income tax expense	(47,079)	(52,623)	—		(99,702)
Net (loss) income	$(1,951,226)	$195,088	$(137,488)		$(1,893,626)

Loss Per Share:
Basic	$(0.10)		$(0.01)	(i)	$(0.09)
Diluted	$(0.10)		$(0.01)	(i)	$(0.09)

Weighted average number of shares used in per share calculation:
Basic	18,962,067				20,874,104
Diluted	19,089,944				21,001,981

 See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

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Unaudited Pro Forma Combined Statements of Operations
For the year ended December 31, 2023

	Dolphin Entertainment, Inc. (Historical)	Special Projects Media LLC (1/1/2023 - 10/1/2023)	Elle Communications, LLC (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$43,123,075	$6,979,272	$3,321,108	$(340,610)	(h)	$53,082,845
Cost of services and operating expenses	63,233,572	6,106,254	2,618,659	289,885	(c), (h)	72,248,370

(Loss) income from operations	(20,110,497)	873,018	702,449	(630,495)		(19,165,525)

Change in fair value of convertible note	(11,444)	—	—	—		(11,444)
Change in fair value of warrants	10,000	—	—	—		10,000
Interest income	2,877	201	8,031	—		11,109
Interest expense	(2,085,107)	—	—	(31,196)	(g)	(2,116,303)
(Loss) income before income taxes	(22,194,171)	873,219	710,480	(661,691)		(21,272,163)
Income tax expense	(53,504)	(28,693)	(65,153)	—		(147,350)
(Loss) income before equity in losses of unconsolidated affiliates	$(22,247,675)	$844,526	$645,327	$(661,691)		$(21,419,513)
Equity in losses of unconsolidated affiliates	$(2,149,050)	$—	$—	—		(2,149,050)
Net (loss) income	$(24,396,725)	$844,526	$645,327	$(661,691)		$(23,568,563)

Income Per Share:
Basic	$(1.69)			$(0.40)	(i)	$(1.29)
Diluted	$(1.69)			$(0.40)	(i)	$(1.29)

Weighted average number of shares used in per share calculation:
Basic	14,413,154					18,229,047
Diluted	14,413,154					18,229,047

 See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

 NOTE 1 – DESCRIPTION OF THE TRANSACTION

On the Closing Date, Dolphin acquired all of the issued and outstanding membership interests of Elle, pursuant to a membership interest purchase agreement (the “Elle Purchase Agreement”) between Dolphin and Danielle Finck (“Seller”) and Elle became a wholly owned subsidiary of Dolphin.

The consideration paid by Dolphin in connection with the acquisition of Elle is approximately $4.8 million, which is subject to adjustments based on a customary post-closing cash consideration adjustment. On the Closing Date, Dolphin paid the Sellers $1.863 million cash and issued the Sellers 1.9 million shares of Dolphin’s common stock. As part of the Elle Purchase Agreement, Dolphin entered into employment agreements with Danielle Finck and Silvia Snow Thomas, each for a period of four years.

NOTE 2 –BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, combines the historical balance sheet of Dolphin with the historical balance sheet of Elle and has been prepared as if the Elle acquisition had occurred on June 30, 2024.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the six months ended June 30, 2024, combines the historical statement of operations of Dolphin with the historical statement of operations of Elle and was prepared as if the acquisition had occurred on January 1, 2023.  The unaudited condensed combined statement of operations for the year ended December 31, 2023 includes the information for Special Projects for the period between January 1, 2023 and October 1, 2023, the period prior its acquisition by Dolphin on October 2, 2023. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to reflect certain reclassifications to conform with current financial statement presentation.

Dolphin accounted for the acquisition in the unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”).  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Closing Date.  Goodwill as of the Closing Date is measured as the excess of purchase consideration over the fair value of the net tangible and identifiable assets acquired.

The pro forma adjustments described below were developed based on Dolphin management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Elle based on preliminary estimates to fair value.  The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after the final valuation procedures are performed and the amounts are finalized.

 The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

Dolphin expects to incur costs and realize benefits associated with integrating the operations of Dolphin and Elle.  The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma condensed combined statement of operations does not reflect any non-recurring charges directly related to the acquisition that the condensed combined companies incurred upon completion of Elle acquisition.

 NOTE 3 – ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

 The table below represents the total estimated preliminary purchase price consideration:

Closing Common Stock (1,922,600 shares, at a purchase price of $0.92, the July 15, 2024 closing stock price) (See Note 5(e))	$1,768,792
Cash paid at closing	1,863,000
Due to seller for working capital and cash adjustments	744,970
Contingent Consideration	401,000
Preliminary purchase price consideration	$4,777,762

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NOTE 4 – ESTIMATED PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has performed a preliminary valuation analysis of the estimated fair market value of Elle’s assets and liabilities that were acquired or assumed by the Company.

The following table summarized the allocation of the preliminary purchase price as of the Closing Date:

Cash	$676,223
Accounts receivable	357,570
Intangible assets	1,280,000
Total identifiable assets acquired	2,313,793

Accounts payable	(4,483)
Other current liabilities	(388,613)
Total liabilities assumed	(393,096)
Net identifiable assets acquired	1,920,697
Goodwill	2,857,065
Net assets acquired	$4,777,762

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet as of June 30, 2024 and the statements of operations for the year ended December 31, 2023 and the six months ended June 30, 2024. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in allocations to intangible assets such as trade name and customer relationships, as well as goodwill and (ii) other changes to the assets and liabilities.

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NOTE 5 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined information:

(a)	Represents the $1,863,000 cash paid to the Seller by Dolphin on the Closing Date.

(b)	To record $2,857,065 of preliminary goodwill based on the excess of purchase consideration of the acquisition of Elle over the preliminary fair value of the net identifiable assets acquired. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

(c)	The addition of intangible assets as a result of the estimated preliminary purchase price allocation is comprised of the following:

Elle	Closing Date Opening Balance	Estimated Useful Live (Years)	Annual Amortization	Quarterly Amortization
Intangible assets:
Customer relationships	$1,080,000	7	Note (1)
Trade name	200,000	5	40,000	10,000
Total intangible assets	$1,280,000

Note (1) - The Company amortizes customer relationships using an accelerated method in which a greater percentage of the customer relationship asset is amortized in the early years of the asset’s useful life as the ability to generate revenue from this asset is greater in the beginning years.

The amortization expense related to the Elle intangible assets acquired presented in these unaudited pro forma financial statements for the year ended December 31, 2023 and the six months ended June 30, 2024, is $320,512 and $137,488, respectively. For the unaudited pro forma statement of operations for the year ended December 31, 2023, the Company included amortization expense of $309,984 related to the amortization of the intangible assets of Special Projects for the period between January 1, 2023 and October 1, 2023. The amortization expense for the period between October 2, 2023 and December 31, 2023 is included in the historical statement of operations of the Company.

(d)

The Seller has the right to earn up to an additional $450,000 consideration (the “Contingent Consideration”) for the Elle acquisition, contingent on achieving certain financial targets in 2024, as specified in the Elle Purchase Agreement. The Contingent Consideration is payable in cash and the Company calculated a preliminary fair value for the Contingent Consideration of $401,000.

The Company utilized a Monte Carlo Simulation model to estimate the fair value of the Contingent Consideration, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined in ASC 820. The unobservable inputs utilized for measuring the fair value of the Contingent Consideration reflect management’s own assumptions about the assumptions that market participants would use in valuing the Contingent Consideration as of the acquisition date.

(e)	Represents the adjustment for the preliminary calculation of working capital in the amount of $283,747 and cash adjustment of $461,223 due to the Sellers per the Elle Purchase Agreement. The Company also assumed a liability in the amount of $319,274 due to one of Elle’s employees.

(f)	Adjustments to shareholders equity are as follows:

Common Stock, par value of 1,922,600 shares issued on the Closing Date	$28,839
Additional paid in capital of Common Stock issued on the Closing Date	1,739,953
Total fair value of the equity of the Elle acquisition	1,768,792
Historical member equity of Elle	(959,971)
Adjustment to shareholders’ equity	$808,821

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(g)	On September 29, 2023, Dolphin, through its subsidiaries, 42West, LLC, Be Social Marketing Group, LLC and Socialyte LLC, as co-borrowers, (the “Co-Borrowers”) entered into a five-year term loan with BankUnited, N.A. (“BankUnited Loan Agreement”). The BankUnited Loan Agreement includes: (i) $5,800,000 secured term loan (“BKU Term Loan”), (ii) and $750,000 of a secured revolving line of credit (“BKU Line of Credit”) and (iii) $400,000 Commercial Card (“BKU Commercial Card”). The BKU Term Loan carries a 1.0% origination fee and matures in September 2028, the BKU Line of Credit carries an initial origination fee of 0.5% and an 0.25% fee on each annual anniversary and matures in September 2026; the BKU Commercial Card does not have any initial or annual fee and matures in September 2026. The BKU Term Loan has a declining prepayment penalty equal to 5% in year one, 4% in year two, 3% in year three, 2% in year four and 1% in year five of the outstanding balance. The BKU Line of Credit and BKU Commercial Card can be repaid without any prepayment penalty. For the year ended December 31, 2023, the Company increased interest expense in the amounts of $31,196 for interest expense on the term loan.

(h)	During the year ended December 31, 2023, the Company retained the services of Special Projects for a monthly fee of $30,000 plus out of pocket expenses. An adjustment in the amount of $340,610 was made to revenue and operating expenses to eliminate the transactions between Dolphin and Special Projects. The $340,610 includes reimbursements for audit costs and travel in the amount of $70,610.

(i)	The Company recalculated loss per share as if the acquisition had taken place and shares had been issued on January 1, 2023:

	Year ended December 31, 2023		Six months ended June 30, 2024
	Historical	Pro Forma	Historical	Pro Forma
Numerator
Net loss attributable to Dolphin Entertainment common stock shareholders and numerator for basic loss per share	(24,396,725)	(23,568,563)	(1,951,226)	(1,893,626)
Change in fair value of convertible notes payable	—	—	(65,000)	(65,000)
Interest expense	—	—	19,726	19,726
Numerator for diluted loss per share “LPS”	$(24,396,725)	$(23,568,563)	$(1,996,500)	$(1,938,900)

Denominator
Denominator for basic LPS - weighted-average shares	14,413,154	18,229,047	18,962,067	20,874,104
Effect of dilutive securities:
Convertible note payable	—	—	127,877	127,877
Denominator for diluted LPS - adjusted weighted-average shares	14,413,154	18,229,047	19,089,944	21,001,981

Basic loss per share	$(1.69)	$(1.29)	$(0.10)	$(0.09)
Diluted loss per share	$(1.69)	$(1.29)	$(0.10)	$(0.09)

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